Supplemental Information	March 31, 2015

UMH Properties, Inc.

Juniper Business Plaza	Website:	www.umh.com
3499 Route 9 North, Suite 3C	Email:	umh@umh.com
Freehold, NJ 07728	Phone:	(732) 577-9997

The statement of operations and supplemental statement of operations provided in this supplemental information package present funds from operations, core funds from operations, community NOI, same store community NOI and EBITDA which are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 14 for a definition of these supplemental performance measures. Please see the supplemental statement of operations reconciliation for a reconciliation of certain captions in the supplemental statement of operations reported in this supplemental information package to the statement of operations as reported in the Company's filings with the SEC on Form 10-Q.

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	2

Financial Highlights
(unaudited)
As of and for the Three Months Ended
	3/31/2015	3/31/2014
Operating Information
Rental and Related Income	$ 17,215,686	$ 14,846,776
Community Operating Expenses	$ 8,812,489	$ 8,287,609
Community NOI	$ 8,403,197	$ 6,559,167
Expense Ratio	51.2%	55.8%
Sales of Manufactured Homes	$ 1,128,400	$ 1,002,405
Number of Homes Sold	24	20
Net Income	$ 718,517	$ 568,189
Net Loss Attributable to Common Shareholders	$ (1,170,630)	$ (1,320,958)
EBITDA	$ 7,976,945	$ 6,414,566
FFO	$ 3,052,931	$ 2,139,358
Core FFO	$ 3,159,062	$ 2,424,537
Normalized FFO	$ 3,225,862	$ 1,916,134

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	24,796,898	21,261,375
Diluted	24,840,565	21,307,103
Community NOI – Basic and Diluted	$ 0.34	$ 0.31
Net Income (Loss) Attributable to Common
Shareholders per Share - Basic and Diluted	$ (0.05)	$ (0.06)
FFO per Share - Basic and Diluted	$ 0.12	$ 0.10
Core FFO per Share - Basic and Diluted	$ 0.13	$ 0.11
Normalized FFO per Share- Basic and Diluted	$ 0.13	$ 0.09
Dividends per Common Share	$ 0.18	$ 0.18

Balance Sheet
Total Assets	$ 491,321,322	$ 478,268,976
Total Liabilities	$ 279,408,961	$ 269,441,871

Market Capitalization
Total Debt	$ 269,593,926	$ 231,264,351
Equity Market Capitalization	$ 254,730,750	$ 211,985,168
Total Market Capitalization	$ 615,919,676	$ 534,844,519

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	3

Consolidated Balance Sheets
	March 31,	December 31,
	2015	2014
ASSETS	(unaudited)
Investment Property and Equipment
Land	$ 39,347,514	$ 39,133,514
Site and Land Improvements	304,264,910	299,776,250
Buildings and Improvements	17,702,478	17,534,698
Rental Homes	96,998,180	91,719,997
Total Investment Property	458,313,082	448,164,459
Equipment and Vehicles	12,525,718	12,242,086
Total Investment Property and Equipment	470,838,800	460,406,545
Accumulated Depreciation	(103,674,038)	(99,522,180)
Net Investment Property and Equipment	367,164,762	360,884,365

Other Assets
Cash and Cash Equivalents	11,076,165	8,082,792
Securities Available for Sale	67,917,983	63,555,961
Inventory of Manufactured Homes	10,564,525	12,306,715
Notes and Other Receivables, net	21,379,667	21,992,566
Unamortized Financing Costs	3,242,248	2,228,779
Prepaid Expenses and Other Assets	4,052,133	3,356,034
Land Development Costs	5,923,839	5,861,764
Total Other Assets	124,156,560	117,384,611

TOTAL ASSETS	$491,321,322	$ 478,268,976

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages Payable	$221,963,780	$ 182,670,854
Other Liabilities
Accounts Payable	2,073,377	1,824,293
Loans Payable	47,630,146	77,439,230
Accrued Liabilities and Deposits	4,880,245	4,757,604
Tenant Security Deposits	2,861,413	2,749,890
Total Other Liabilities	57,445,181	86,771,017
Total Liabilities	279,408,961	269,441,871

COMMITMENTS AND CONTINGENCIES

Shareholders' Equity:
Series A – 8.25% Cumulative Redeemable Preferred Stock, Par Value $0.10, Per Share, 3,663,800 Shares Authorized, Issued and Outstanding as of March 31, 2015 and December 31, 2014	91,595,000	91,595,000
Common Stock – $0.10 Par Value Per Share, 42,000,000 Shares Authorized; 25,296,003 and 24,372,083 Shares Issued and Outstanding as of March 31, 2015 and December 31, 2014	2,529,600	2,437,208
Excess Stock – $0.10 Par Value Per Share, 3,000,000 Shares Authorized; No Shares Issued or Outstanding	-0-	-0-
Additional Paid-In Capital	113,078,637	110,422,454
Accumulated Other Comprehensive Income	5,376,917	5,040,236
Accumulated Deficit	(667,793)	(667,793)
Total Shareholders' Equity	211,912,361	208,827,105

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$491,321,322	$ 478,268,976

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	4

Consolidated Statements of Income (Loss)
(unaudited)
	Three Months Ended
	3/31/2015	3/31/2014
INCOME:
Rental and Related Income	$ 17,215,686	$ 14,846,776
Sales of Manufactured Homes	1,128,400	1,002,405
TOTAL INCOME	18,344,086	15,849,181

EXPENSES:
Community Operating Expenses	8,812,489	8,287,609
Cost of Sales of Manufactured Homes	880,670	766,379
Selling Expenses	685,539	720,679
General and Administrative Expenses	1,656,700	1,603,923
Acquisition Costs	106,131	285,179
Depreciation Expense	4,228,274	3,437,672
TOTAL EXPENSES	16,369,803	15,101,441

OTHER INCOME (EXPENSE):
Interest Income	478,333	547,243
Dividend Income	1,094,778	1,059,465
Gain on Sale of Securities Transactions, net	58,200	508,403
Other Income	49,864	52,687
Interest Expense	(2,811,611)	(2,208,125)
Amortization of Financing Costs	(130,043)	(116,580)
TOTAL OTHER INCOME (EXPENSE)	(1,260,479)	(156,907)

Income before Loss on Sales of
Investment Property and Equipment	713,804	590,833
Gain (Loss) on Sales of Investment Property
Income	4,713	(22,644)
NET INCOME	718,517	568,189

Less: Preferred Dividend	1,889,147	1,889,147

NET LOSS ATTRIBUTABLE TO
COMMON SHAREHOLDERS	$ (1,170,630)	$ (1,320,958)

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	5

Consolidated Statements of Cash Flows
(unaudited)	Three Months Ended
	3/31/2015	3/31/2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$ 718,517	$ 568,189
Non-Cash Adjustments:
Depreciation	4,228,274	3,437,672
Amortization of Financing Costs	130,043	116,580
Stock Compensation Expense	177,801	223,797
Increase in Provision for Uncollectible Notes and Other Receivables	265,409	213,776
Gains on Sales of Securities Transactions, net	(58,200)	(508,403)
(Gain) Loss on Sales of Investment Property and Equipment	(4,713)	22,644

Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	1,742,190	1,679,688
Notes and Other Receivables	347,490	(605,728)
Prepaid Expenses and Other Assets	(696,099)	309,527
Accounts Payable	249,084	128,093
Accrued Liabilities and Deposits	33,559	(16,065)
Tenant Security Deposits	111,523	264,285
Net Cash Provided by Operating Activities	7,244,878	5,834,055

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities, net of assumed mortgages	(1,509,524)	(6,837,261)
Purchase of Investment Property and Equipment	(6,844,617)	(6,564,391)
Proceeds from Sales of Assets	140,659	112,650
Additions to Land Development	(62,075)	(99,499)
Purchase of Securities Available for Sale	(4,566,259)	(1,153,766)
Proceeds from Sales of Securities Available for Sale	688,200	3,538,309
Net Cash Used in Investing Activities	(12,153,616)	(11,003,958)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages, net of Mortgages Assumed	44,985,000	-0-
Net Proceeds (Payments) on short term borrowings	(29,809,084)	4,504,287
Principal Payments of Mortgages	(7,982,550)	(1,111,615)
Financing Costs on Debt	(1,143,512)	(241,177)
Proceeds from Issuance of Common Stock, net of Reinvestments	7,680,628	7,454,456
Proceeds from Exercise of Stock Options	52,910	-0-
Preferred Dividends Paid	(1,889,147)	(1,889,147)
Dividends Paid, net reinvestments	(3,992,134)	(3,401,283)
Net Cash Provided by Financing Activities	7,902,111	5,315,521

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,993,373	145,618
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	8,082,792	7,615,143
CASH AND CASH EQUIVALENTS – ENDING OF PERIOD	$ 11,076,165	$ 7,760,761

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	6

Reconciliation of Net Income to EBITDA and Net Income (Loss) Attributable
to Common Shareholders to FFO, Core FFO and Normalized FFO
(unaudited)

	Three Months Ended
	3/31/2015	3/31/2014
Reconciliation of Net Income to EBITDA

Net Income	$ 718,517	$ 568,189
Add: Interest Expense	2,811,611	2,208,125
Add: Franchise Taxes	88,500	84,000
Add: Depreciation Expense	4,228,274	3,437,672
Add: Amortization of Financing Costs	130,043	116,580

EBITDA	$ 7,976,945	$ 6,414,566

Reconciliation of Net Income (Loss) to Funds from Operations

Net Loss Attributable to Common Shareholders	$ (1,170,630)	$ (1,320,958)
Add: Depreciation Expense	4,228,274	3,437,672
Less: (Gain) Loss on Sales of Depreciable Assets	(4,713)	22,644

Funds from Operations ("FFO")	3,052,931	2,139,358

Adjustments:
Add: Acquisition Costs	106,131	285,179

Core Funds from Operations ("Core FFO")	3,159,062	2,424,537

Adjustments:
Less: Gain on Sale of Securities Transactions, net	(58,200)	(508,403)
Add: Settlement of Memphis Mobile City Litigation	125,000	-0-

Normalized Funds from Operations (“Normalized FFO”)	$ 3,225,862	$ 1,916,134

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	7

Market Capitalization, Debt and Coverage Levels
(unaudited)
	Three Months Ended
	3/31/2015	3/31/2014

Shares Outstanding	25,296,003	21,675,375
Market Price Per Share	$ 10.07	$ 9.78
Equity Market Capitalization	$ 254,730,750	$ 211,985,168
Total Debt	269,593,926	231,264,351
Preferred	91,595,000	91,595,000
Total Market Capitalization	$ 615,919,676	$ 534,844,519

Total Debt	$ 269,593,926	$ 231,264,351
Less: Cash and Cash Equivalents	(11,076,165)	(7,760,761)
Net Debt	258,517,761	223,503,590
Less: Securities Available for Sale at Fair Value (Securities)	67,917,983	60,770,743
Net Debt Less Securities	$ 190,599,778	$ 162,732,847

Interest Expense	$ 2,811,611	$ 2,208,125
Preferred Dividends Paid	1,889,147	1,889,147
Total Fixed Charges	$ 4,700,758	$ 4,097,272

EBITDA	$ 7,976,945	$ 6,414,566

DEBT AND COVERAGE RATIOS

Net Debt / Total Market Capitalization	42.0%	41.8%

Net Debt + Preferred / Total Market Capitalization	56.8%	58.9%

Net Debt Less Securities / Total Market Capitalization	30.9%	30.4%

Net Debt Less Securities + Preferred / Total Market Capitalization	45.8%	47.6%

Interest Coverage	2.8x	2.9x

Fixed Charge Coverage	1.7x	1.6x

Net Debt / EBITDA	8.1x	8.7x

Net Debt + Preferred / EBITDA	11.0x	12.3x

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	8

Debt Analysis
(unaudited)	Three Months Ended
	3/31/2015	3/31/2014
DEBT OUTSTANDING
Mortgages Payable	$ 221,963,780	$ 177,641,068
Loans Payable:
Unsecured Line of Credit	30,000,000	30,000,000
Other Loans Payable	17,630,146	23,623,283
Total Loans Payable	47,630,146	53,623,283
Total Debt	269,593,926	231,264,351

% FIXED/FLOATING
Fixed	83.7%	73.3%
Floating	16.3%	26.7%
Total	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Mortgages Payable	4.69%	4.76%
Loans Payable	3.69%	2.81%
Total	4.51%	4.31%

Debt Maturity

Total Debt (000’s

Year Ended	Mortgages	Loans		Total	% of Total
2016	$ 8,750,833	$30,000,000	(1)	$ 38,750,833	14.4%
2017	41,840,982	-0-		41,840,982	15.5%
2018	16,303,931	-0-		16,303,931	6.0%
2019	3,310,559	4,000,000		7,310,559	2.7%
2020	13,136,033	-0-		13,136,033	4.9%
Thereafter	138,621,442	13,630,146		152,251,588	56.5%

Total as of 03/31/2015	$ 221,963,780	$47,630,146		$ 269,593,926	100.0%

Notes:
(1) Includes $30 million Line of Credit due March 2016, which has a one year extension option.

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	9

Property Summary and Snapshot

(unaudited)

	3/31/2015	3/31/2014
Number of Communities	89	82
Total Sites	15,176	14,461
Occupied Sites	12,356	11,564
Occupancy % (1)	82.3%	80.8%

As of March 31, 2015:
Region	Number	Total Acreage (2)	Developed Acreage	Vacant Acreage (2)	Total Sites	Occupied Sites	Occupancy Percentage (1)	Monthly Rent Per Site

Indiana	6	345	296	49	1,395	1,119	80.2%	$ 381
Michigan	1	28	28	-0-	143	106	74.1%	$ 386
New Jersey	4	349	187	162	1,006	956	95.0%	$ 569
New York	7	397	301	96	1,133	904	79.8%	$ 459
Ohio	25	995	770	225	3,627	2,836	78.2%	$ 320
E. Pennsylvania	25	921	769	152	3,447	2,950	85.6%	$ 447
W. Pennsylvania	14	763	608	155	2,602	1,988	76.4%	$ 378
Tennessee	7	413	321	92	1,823	1,497	82.1%	$ 403

	89	4,211	3,280	931	15,176	12,356	82.3%	$ 400

Notes:
(1) The 156 Vacant Sites at Memphis Mobile City are not Included in the calculation of occupancy.
(2) Total and Vacant Acreage of 220 for the Mountain View Estates property is not included in the summary since there are no current sites and approval for sites is still in process.

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	10

Acquisition Summary

Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Price	Total Acres

2012	17	1,727	1,559	90%	$ 47,600,000	382
2013	17	2,738	2,279	83%	$ 88,270,000	232
2014	14	1,612	1,230	76%	$ 42,550,000	547
2015 to date	3	465	340	73%	$ 9,100,000	180

Notes:
(1) Includes 2 communities purchased subsequent to quarter end.

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	11

Same Store Statistics

(unaudited)

	3/31/2015	3/31/2014	Change	% Change
Community Net Operating Income

Rental and Related Income	15,898,985	14,690,579	1,208,406	8.2%

Community Operating Expenses	7,952,259	8,025,661	(73,402)	(0.9%)

Community NOI	7,946,726	6,664,918	1,281,808	19.2%

Other Information
Number of Properties	73	73	-0-	N/A

Developed Acreage	2,907	2,907	-0-	N/A

Vacant Acreage	724	724	-0-	N/A

Total Sites	13,279	13,303	(24)	(0.2%)

Occupied Sites	11,026	10,866	160	1.5%

Occupancy %	83.0%	81.7%	1.3%	N/A

Monthly Rent Per Site	$ 413	$ 398	$ 15	3.8%

Notes:
Same store includes all properties owned as of January 1, 2014, with the exception of Memphis Mobile City.

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	12

Marcellus and Utica Shale Region Exposure

The Marcellus and Utica Shale Regions are large natural gas fields located beneath much of Pennsylvania, Ohio, West Virginia and New York. These fields have the potential to be among the largest sources of natural gas in the world. It is also expected that the activity surrounding the development of the shale regions is to accelerate over the next few years. With the rise in development, economies in the shale region are expected to benefit from increased employment, wealth of landowners, and state and local tax revenues.

UMH is already seeing increased demand for residential units in the region as a result of the Marcellus and Utica Shale related activity. Demand for rental homes has increased substantially over the past year. UMH added 900 rental homes, including those acquired with acquisitions, in 2014 to satisfy demand.

UMH benefits from significant exposures to the Marcellus and Utica Shale Regions with over 2,600 acres in existing communities. Total Acreage Total – 4,600

Existing Home Communities

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	13

Definitions

Investors and analysts following the real estate industry utilize funds from operations ("FFO"), core funds from operations ("Core FFO"), normalized funds from operations (“Normalized FFO”), community NOI, same store community NOI, and earnings before interest, taxes, depreciation and amortization ("EBITDA"), variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Store Community NOI, EBITDA, FFO, and Core FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. Core FFO reflects the same assumptions as FFO except that is also adjusts for the effects of acquisitions costs. Community NOI and Same Store Community NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Store Community NOI, EBITDA, FFO, and Core FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. FFO includes gains and losses realized on securities investments.

Core FFO is calculated as FFO plus acquisition costs.

Normalized FFO is calculated as Core FFO excluding gains and losses realized on securities investments and certain one-time charges.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Store Community NOI is calculated as Community NOI, using all properties owned as of January 1, 2014, with the exception of Memphis Mobile City.

EBITDA is calculated as net income plus interest expense, franchise taxes, depreciation expense and amortization of financing costs.

Community NOI, Same Store Community NOI, EBITDA, FFO, Core FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Store Community NOI, EBITDA, FFO, Core FFO and Normalized FFO should not be considered as substitutes for net income applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Store Community NOI, EBITDA, FFO, Core FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	14

Press Release Dated May 7, 2015

FOR IMMEDIATE RELEASE

May 7, 2015

Contact: Susan Jordan

732-577-9997

UMH PROPERTIES, INC. REPORTS 1st QUARTER 2015 EARNINGS

FREEHOLD, NJ, May 7, 2015........ UMH Properties, Inc. (NYSE:UMH) reported Core Funds from Operations (Core FFO) of $3,159,000 or $0.13 per diluted share for the quarter ended March 31, 2015, as compared to $2,425,000 or $0.11 per diluted share for the quarter ended March 31, 2014. Normalized Funds from Operations (Normalized FFO), was $3,226,000 or $0.13 per diluted share for the quarter ended March 31, 2015, as compared to $1,916,000 or $0.09 per diluted share for the quarter ended March 31, 2014.

A summary of significant financial information for the three months ended March 31, 2015 and 2014 is as follows:

	For the Three Months Ended
	March 31,
	2015	2014

Total Income	$18,344,000	$15,849,000
Total Expenses	$16,370,000	$15,101,000
Gain on Securities Transactions, net	$58,000	$508,000
Net Loss Attributable to Common Shareholders	$(1,171,000)	$(1,321,000)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.05)	$(0.06)
Core FFO (1)	$3,159,000	$2,425,000
Core FFO (1) per Diluted Common Share	$0.13	$0.11
Normalized FFO (1)	$3,226,000	$1,916,000
Normalized FFO (1) per Diluted Common Share	$0.13	$0.09
Weighted Average Diluted Shares Outstanding	24,841,000	21,307,000

A summary of significant balance sheet information as of March 31, 2015 and December 31, 2014 is as follows:

	March 31, 2015	December 31, 2014

Total Assets	$ 491,321,000	$ 478,269,000
Securities Available for Sale at Fair Value	$ 67,918,000	$ 63,556,000
Mortgages Payable	$ 221,964,000	$ 182,671,000
Loans Payable	$ 47,630,000	$ 77,439,000
Total Shareholders’ Equity	$ 211,912,000	$ 208,827,000

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	15

Samuel A. Landy, President and CEO, commented on the results of the first quarter of 2015:

“We are pleased with the progress achieved during the quarter. Normalized FFO was $3.2 million or $0.13 per diluted share for the first quarter of 2015, compared to $1.9 million or $0.09 per diluted share in the prior year period, representing an increase of 44% on a per share basis. Community Net Operating Income (NOI) increased 28% to $8.4 million for the first quarter of 2015, as compared to $6.6 million for the same period in 2014. This growth in earnings has been driven by our occupancy gains as well as our community acquisitions. Overall occupancy increased 150 basis points from 80.8% in the first quarter of 2014 to 82.3% currently. Same store occupancy increased 130 basis points from 81.7% to 83.0% currently. Over the prior year period, same store revenue increased 8.2% and expenses decreased 0.9%. This coupled with our increase in same store occupancy resulted in a very strong increase in same store community NOI of 19.2%. Our year over year 19.2% same store community NOI represents solid evidence that our on-going program of acquiring communities and upgrading them is working. Community operating expenses for the quarter were 51.2% of rental and related income, representing a 460 basis point improvement over the prior year period. As we noted in the past, our expense ratio will continue to improve as we upgrade and integrate our acquisitions.”

“During the quarter, we continued to grow our property portfolio by purchasing one Pennsylvania community containing 141 developed homesites for a purchase price of $3.8 million, and subsequent to quarter end, we acquired two additional Pennsylvania communities containing a total of 324 developed homesites for an aggregate purchase price of $5.3 million. We continue to seek acquisitions in our target markets and in addition to the acquisitions completed in 2015 thus far, we have a definitive agreement to purchase an additional Pennsylvania community containing 158 developed homesites for approximately $3.5 million.  This acquisition is anticipated to close during the second quarter of 2015. We are currently in various stages of negotiations for additional community acquisitions.”

“We have successfully completed our previously announced financings and, including one loan which closed on April 1, 2015, we obtained ten Freddie Mac mortgage loans for total proceeds of approximately $57.7 million. These loans have 10-year maturities and principal repayments based on 30-year amortization schedules. Interest on these mortgages are at a weighted-average fixed rate of 3.87%. The entrance of Freddie Mac into our sector and the favorable financing terms obtained will allow us to continue to refinance our communities and execute our growth strategy for the long-term benefit of our shareholders.”

UMH Properties, Inc. will host its First Quarter 2015 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Friday, May 8, 2015 at 10:00 a.m. Eastern Time.

The Company’s 2015 first quarter financial results being released herein will be available on the Company’s website at www.umh.com in the “Financial Information and Filings” section under the “Investors” tab.

To participate in the webcast, select the “Investors” tab at the top of the company’s website at www.umh.com, then select the microphone icon. Interested parties can also participate via conference call by calling toll free 888-317-6016 (domestically) or 412-317-6016 (internationally).

UMH Properties, Inc. | First Quarter FY 2015 Supplemental Information	16

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, May 8, 2015. It will be available until August 1, 2015, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10061574. A transcript of the call and the webcast replay will be available at the company’s website, www.umh.com under the “Investors” tab.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates ninety-one manufactured home communities containing approximately 15,500 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

(1) Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds From Operations (FFO), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (NAREIT), represents Net Income (Loss) Attributable to Common Shareholders, as defined by accounting principles generally accepted in the United States of America (US GAAP), excluding Extraordinary Items, as defined under US GAAP, Gains or Losses from sales of previously depreciated real estate assets, Impairment Charges related to depreciable real estate assets, plus certain non-cash items such as Real Estate Asset Depreciation and Amortization. NAREIT created FFO as a non-US GAAP supplemental measure of REIT operating performance. We define Core Funds From Operations (Core FFO) as FFO plus Acquisition Costs. We define Normalized Funds From Operations (Normalized FFO) as Core FFO excluding gains and losses realized on securies investments and and certain one-time charges. FFO, Core FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO, Core FFO and Normalized FFO exclude historical Cost Depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. The items excluded from FFO, Core FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO, Core FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by US GAAP; (ii) should not be considered as an alternative to Net Income as a measure of operating performance or to Cash Flows from Operating, Investing and Financing activities; and (iii) are not alternatives to Cash Flow as a measure of liquidity. FFO, Core FFO and Normalized FFO, as calculated by the Company, may not be comparable to similarly titled measures reported by other REITs.

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The Company’s FFO, Core FFO and Normalized FFO for the three months ended March 31, 2015 and 2014 are calculated as follows:

	Three Months Ended
	3/31/15	3/31/14

Net Income (Loss) Attributable to Common Shareholders	$(1,171,000)	$(1,321,000)
Depreciation Expense	4,229,000	3,438,000
(Gain) Loss on Sales of Depreciable Assets	(5,000)	22,000
FFO Attributable to Common Shareholders	3,053,000	2,139,000
Add: Acquisition Costs	106,000	285,000
Core FFO Attributable to Common Shareholders	3,159,000	2,424,000
Less: Gain on Sale of Securities Transactions, net	(58,000)	(508,000)
Add: Settlement of Litigation	125,000	-0-
Normalized FFO Attributable to Common Shareholders	$3,226,000	$1,916,000

The following are the cash flows provided (used) by operating, investing and financing activities for the three months ended March 31, 2015 and 2014:

	Three Months Ended
	3/31/15	3/31/14

Operating Activities	$7,245,000	$5,834,000
Investing Activities	(12,154,000)	(11,004,000)
Financing Activities	7,902,000	5,316,000

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